EXHIBIT 7.

                        Consent of Deloitte & Touche LLP.



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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-15585 of Ameritas Variable Life Insurance Company Separate Account V on Form S-6 of our reports dated February 5, 2000, on the financial statements of Ameritas Variable Life Insurance Company and the subaccounts of Ameritas Variable Life Insurance Company Separate Account V appearing in the Prospectus, included in Post-Effective Amendment No. 6 to Registration Statement No. 333-15585, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP



Lincoln, Nebraska
November 21, 2000